EXHIBIT 99.1


       Movie Star, Inc., Reports Fiscal 2004 Second-Quarter and First-Half
                               Financial Results



New York, New York (February 9, 2004)--Movie Star, Inc. (AMEX: MSI), today announced lower financial results for the fiscal 2004 second quarter and first half ended December 31, 2003.

For the fiscal 2004 second quarter, net sales declined to $14,166,000 from last year's $16,689,000. Gross margin decreased during this period to 30.2 percent from 31.5 percent for the same period a year ago. Second-quarter pre-tax income fell to $695,000 compared with last year's $1,252,000. Net income also declined during the quarter to $417,000 from $751,000 reported a year ago. Earnings per basic and diluted share were $0.03 versus $0.05 in 2003's fiscal second quarter.

Net sales, for the first half of fiscal 2004, were $30,992,000 compared with fiscal 2003's $32,469,000. Gross margin was modestly higher at 30.8 percent compared with 30.6 percent in the year-ago first half. Pre-tax income declined to $2,115,000 from $2,368,000 in last year's comparable period. For the fiscal first-half, net income declined to $1,269,000 from $1,421,000 in the corresponding period a year ago. Earnings per basic and diluted share were $0.08 compared with $0.09 for the prior year.

Mel Knigin, President and Chief Executive Officer, stated: "Business at retail was extremely soft for ladies intimate apparel in general for this past holiday season, which resulted in lower sales for the Company. Also, due to this poor retail environment, the Company incurred a higher percentage of markdowns than in the previous year's quarter, resulting in lower gross margins for the current year's quarter. Additionally, because of the poor holiday season at retail, the retailers are refocusing their spring and summer purchasing plans and to date the orders we have received for the January through June period are significantly lower than we had at the same time last year. Accordingly, we anticipate that the Company will experience a significant reduction in sales and net income for the remainder of our fiscal year, which ends on June 30, 2004 as compared to the January through June period in the prior year.

While we are disappointed with the near-term outlook, there are a number of positives that bode well for the Company, including our healthy relationships with our customers, an exciting product line, lean inventories, a strong cash position, and no debt. Furthermore, our asset management has been outstanding as the Company's balance sheet is the strongest it has been in a number of years. Shareholders' equity at December 31, 2003 was $18.7 million or $1.20 per share. Management is also continuing to review various strategic alternatives designed to increase our business profitably."

MOVIE STAR, INC. produces and sells ladies apparel, including sleepwear, robes, leisurewear, and daywear. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations;
fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; and the risk factors listed from time to time in the Company's SEC reports.



CONTACT:                                              INVESTOR RELATIONS:
Movie Star, Inc.               -or-                   SM Berger &
Company, Inc.                                         Stanley Berger
Thomas Rende, CFO                                     (216) 464-6400
(212) 798-4700

                                 [Tables follow]

                                MOVIE STAR, INC.
                              STATEMENTS OF INCOME
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)



                                                                 Three Months Ended                Six Months Ended
                                                                    December  31,                   December  31,
                                                                      2003         2002           2003         2002
                                                                    ------        ------         ------       ------
Net sales                                                          $14,166        16,689        $30,992      $32,469
Cost of sales                                                        9,889        11,426         21,433       22,520
                                                                 ---------     ---------      ---------     --------
  Gross profit                                                       4,277         5,263          9,559        9,949

Selling, general and administrative expenses                         3,554         3,893          7,374        7,362
                                                                 ---------     ---------      ---------     --------

  Income from operations                                               723         1,370          2,185        2,587

Interest income                                                          -            (1)             -           (2)
Interest expense                                                        28           119             70          221
                                                                 ---------     ---------      ---------     --------

Income before income taxes                                             695         1,252          2,115        2,368
Income taxes                                                           278           501            846          947
                                                                 ---------     ---------      ---------     --------

  Net income                                                         $ 417         $ 751         $1,269      $ 1,421
                                                                 =========     =========      =========    =========

  BASIC NET INCOME PER SHARE                                          $.03          $.05           $.08         $.09
                                                                 =========     =========      =========    =========

  DILUTED NET INCOME PER SHARE                                       $.03           $.05          $.08          $.09
                                                                 =========     =========      =========    =========

Basic weighted average number of shares outstanding                 15,596         15,085        15,548       15,085
                                                                 =========     =========      =========    =========
Diluted weighted average number of shares outstanding               16,274         15,089        16,241       15,087
                                                                 =========     =========      =========    =========

                                MOVIE STAR, INC.
                            CONDENSED BALANCE SHEETS
                     (In Thousands, Except Number of Shares)



                                                                             December 31,          June 30,         December 31,
                                                                                  2003                2003*              2002
                                                                         -----------------        ----------        --------------
                                                                             (Unaudited)                             (Unaudited)

                                     Assets

Current Assets
 Cash                                                                              $ 1,245           $ 219               $ 168
 Receivables, net                                                                    8,141           8,992              10,420
 Inventory                                                                           8,362          10,392               9,688
 Deferred income taxes                                                               1,792           2,511               1,037
 Prepaid expenses and other current assets                                             305             365                 176
                                                                                ----------      ----------           ---------
        Total current assets                                                        19,845          22,479              21,489

Property, plant and equipment, net                                                   1,047           1,153               1,292
Deferred income taxes                                                                   50              50               2,662
Other assets                                                                          407              407                 373
                                                                                ----------      ----------           ---------

        Total assets                                                               $21,349         $24,089             $25,816
                                                                                ==========      ==========           =========

                      Liabilities and Shareholders' Equity

Current Liabilities
 Notes payable                                                                       $   -          $2,277             $ 6,155
 Current maturities of capital lease obligations                                         6              27                  38
 Accounts payable and other current liabilities                                      2,330           4,196               4,296
                                                                                ----------      ----------           ---------
         Total current liabilities                                                   2,336           6,500              10,489
                                                                                ----------      ----------           ---------


Long-term liabilities                                                                  347             325                 282
                                                                                ----------      ----------           ---------

Commitments and Contingencies                                                            -               -                   -

Shareholders' equity
 Common stock, $.01 par value - authorized 30,000,000 shares; issued 17,617,000 shares in December 2003, 17,412,000 in June
   2003 and 17,102,000 in December 2002                                                176             174                 171
 Additional paid-in capital                                                          4,484           4,353               4,147
 Retained earnings                                                                  17,624          16,355              14,345
                                                                                ----------      ----------           ---------
                                                                                    22,284          20,882              18,663

 Less: Treasury stock, at cost - 2,017,000 shares                                    3,618           3,618               3,618
                                                                                ----------      ----------           ---------

         Total shareholders' equity                                                18,666           17,264             15,045
                                                                                ----------      ----------           ---------

Total liabilities and shareholders' equity                                         $21,349         $24,089            $25,816
                                                                                ==========      ==========           =========

* Derived from audited financial statements.
